Exhibit 23.1



                        REPORT OF INDEPENDENT ACCOUNTANTS


April 4, 2002

To the Board of Directors and Shareholders of Pelican Properties International Corp.

We have audited the accompanying consolidated balance sheet of Pelican Properties International Corp. and Subsidiaries (the "Company") as of December 31, 2001, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Company as of and for the year ended December 31, 2000 were audited by other auditors whose report dated February 16, 2001, expressed an unqualified opinion on those statements. The prior auditor's report raised substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Pelican Properties International Corp. and Subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial losses from operations and has a substantial working capital deficit. The Company incurred a loss from operations and before income taxes of $2,325,804 for 2001 and had a working capital deficit as of December 31, 2001 of $3,544,813. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are described in Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Certified Public Accountants
Tampa, Florida